For Immediate Release                               May 12, 1995
For More Information:                               Nathan R. Fenno, Ext. 236

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     Walter G. Rich, President and Chief Executive Officer of Delaware Otsego

Corporation (NASDAQ Symbol "DOCP"), announced the Company's operating results for the first quarter of 1995.  Mr. Rich stated that for the first three months of 1995, the Company reported a net loss of $609,523 or $.40 per share on operating revenues of $7,854,740, compared to a net loss of $1,097,076 or

$.71 per share on operating revenues of $4,980,356 for the same period a year ago.  Mr. Rich reported that the Company's operating loss for the three month period ended March 31, 1995 declined by $731,704 compared to the respective

1994 period to $599,756, and that depreciation and amortization, a non-cash expense, totalled $1,014,000 for the quarter.

     Mr. Rich attributed the improved results to new traffic handled on behalf of CSX Intermodal and General Motors since mid-1994, as well as increases in container traffic handled for Hanjin and in the Company's carload business.

     Delaware Otsego Corporation is a non-rail holding company whose principal subsidiary, The New York, Susquehanna and Western Railway Corporation,

provides rail freight service to customers in New York and New Jersey.



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